UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

ASTRO AEROSPACE LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-149000	98-0557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 W Main Street

Lewisville, TX 75057

 (Address of Principal Executive Offices)

972-221-1199

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2021, the Registrant entered into a Share Exchange Agreement with shareholders of Horizon Aircraft Inc., a privately held developer of advanced eVTOLs.  Pursuant to the terms of the Share Exchange Agreement, the Registrant purchased all of the issued and outstanding Horizon shares in exchange for the issuance of 5,000,000 common shares of the Registrant.

 In addition to the 5,000,000 common shares, the Horizon shareholders shall be entitled to earn, an aggregate of up to 2,000,000 common shares

(1) In the event that Horizon completes the development of a working 1:2 scale test prototype of an eVTOL aircraft (such prototype, the “Working Prototype”) in accordance with the specifications and parameters set forth in Schedule “B-1” to the Share Exchange Agreement, and such development is completed (as agreed upon in writing by Horizon and the Registrant, each acting reasonably) by no later than the twelve (12) month anniversary of the Closing Date (the “First Completion Deadline”), then the Registrant will issue from treasury within ten (10) Business Days of the First Completion Deadline, (i) to the Horizon Shareholders, pro rata in proportion to their holdings of Purchased Shares at the Time of Closing, an aggregate of 500,000 Earn Out Shares, free and clear of any Liens; and (ii) in an allocation determined E. Brandon Robinson, to any individual (or their designees) serving as senior management of Horizon immediately prior to the Time of Closing, 1,500,000 Earn Out Shares (including up to 300,000 Earn Out Shares to employees other than senior management and/or to third party contractors, consultants and/or advisors), free and clear of any Liens.

(2) In the event that Horizon completes the development of the Working Prototype in accordance with the specifications and parameters set forth in Schedule “B-2” of the Share Purchaser Agreement, and such development is completed (as agreed upon in writing by Horizon and the Registrant, each acting reasonably) during the period beginning on the day following the First Completion Deadline and ending on the eighteen (18) month anniversary of the Closing Date (the “Final Completion Deadline”), then the Registrant will issue from treasury within ten (10) Business Days of the Final Completion Deadline, (i) to the Horizon Shareholders, pro rata in proportion to their holdings of Purchased Shares at the Time of Closing, an aggregate of 375,000 Earn Out Shares, free and clear of any Liens; and (ii) in an allocation determined E. Brandon Robinson, to any individual (or their designees) serving as senior management of Horizon immediately prior to the Time of Closing, 1,125,000 Earn Out Shares (including up to 225,000 Earn Out Shares to employees other than senior management and/or to third party contractors, consultants and/or advisors), free and clear of any Liens.

Corporate Reorganizations

(1) Subject to terms and conditions of the Share Exchange Agreement, Horizon completed a reorganization (the “Horizon Reorganization”) whereunder Horizon caused each of the following steps to occur in the following chronological order, with the last step occurring not later than two (2) Business Days prior to the Closing Date:

(i) Horizon and Power Systems shall complete a statutory horizontal amalgamation (the “Horizon Amalgamation”) under the Business Corporations Act (Ontario) (“OBCA”), with the resulting amalgamated corporation (being, Amalco) having the name “Horizon Aircraft Inc.”, a corporation existing under the OBCA. In connection with the Horizon Amalgamation, all Horizon Options, warrants and other convertible securities of Horizon shall be adjusted in accordance with their terms such that, following completion of the Horizon Amalgamation, each holder of a Horizon Option, or warrant or other convertible security of Horizon shall be entitled to exercise each such security held by such Person to acquire one (1) Class B common share in the capital of Amalco;

(ii) all Horizon Optionholders, and holders of warrants and other convertible securities of Horizon issued and outstanding shall exercise, in full (or a portion thereof with any balance lapsing and being cancelled to treasury), all such Horizon Options, warrants and other convertible securities of Horizon, to acquire Class B common shares in the capital of Amalco (such that, for the avoidance of doubt, following such exercise, there shall not be issued and outstanding any options, warrants or other convertible securities of Horizon or Amalco);

(iii) E. Brian Robinson converted his shareholder loan to Class B common shares by way of loaning the funds to various optionees of Horizon as exercise price proceeds, and as of the Effective Date the shareholder loan to E. Brian Robinson is Nil;

(iv) Amalco shall be continued from Ontario into the Province of British Columbia under the Business Corporations Act (British Columbia), under the name “Northern Horizon Aircraft Inc.”;

(v) Amalco shall be converted to an unlimited liability corporation under the Business Corporations Act (British Columbia), under the name “Northern Horizon Aircraft ULC”; and

vi) Amalco shall succeed to all obligations and liabilities of Horizon under and pursuant to this Agreement.

(2) Subject to the terms and conditions of the Share Exchange Agreement, the Registrant completed a reorganization (the “Astro Reorganization”) whereunder the Registrant caused each of the following steps to occur in the following chronological order, with the last step occurring not later than two (2) Business Days prior to the Closing Date:

(i)  the Registrant incorporated and registered in the United States Astro Horizon Acquisition Corporation (“Astro Horizon”), which is governed under the laws of the State of Nevada, and is a wholly-owned subsidiary of the registrant;

(ii) the Registrant issued from treasury, and delivered, to Astro Horizon Acquisition Corporation, as a capital contribution into Astro Horizon Acquisition Corporation, an aggregate of 5,000,000 Astro Common Shares (the “Closing Astro Shares”);

(iii) Astro Horizon subscribed for, and Astro B.C. transferred to Astro Horizon, 1,000 common shares in the capital of Astro B.C. (such shares, representing all of the issued and outstanding common shares in the capital of the Astro B.C.), and in consideration therefor, Astro Horizon transferred the Closing Astro Shares to Astro B.C.; and

(iv) each of Astro Horizon and Astro B.C. attorned to the Share Exchange Agreement and shall be, jointly and severally, responsible for all obligations and liabilities of the Registrant under and pursuant to the Share Exchange Agreement.

Operating Escrowed Funds

The Registrant delivered an aggregate amount of $1,125,000 to the Escrow Agent of which $375,000 was released to Horizon immediately and the remaining $750,000 held and shall be disbursed to Amalco pursuant to the escrow agreement.

Lock Up Agreements

Certain of the Horizon Shareholders entered into lock-up agreements where they agreed not to transfer equity securities of the Registrant for a period of twenty four months after May 28, 2021 except as expressly provided for in the Lock-Up Agreement.

Additional Astro Warrants

At or following the Closing, the Registrant may duly allocate, issue, and deliver an aggregate of up to 5,000,000 common share purchase warrants (the “Additional Astro Warrants”) to persons agreed by the Registrant’s board of directors (it being understood that such persons are not expected to include the Horizon Shareholders or Horizon Optionholders). Each Additional Astro Warrant shall be exercisable into one (1) Astro Common Share at an exercise price of $4.00 per share (with no cashless exercise option, and subject to customary adjustment for share splits, combinations and similar transactions) and during a three (3) year exercise period (subject to customary acceleration for change of control transactions).

Investor Rights Agreement

If the Registrant proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash, the Registrant shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Registrant shall cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Registrant shall have the right to terminate or withdraw any registration initiated by it before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Registrant.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 above

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officer

In conjunction with the Share Exchange Agreement, on May 28, 2021, Bruce Bent resigned as President of the Registrant and the Board of Directors appointed Brandon Robinson to serve as President of the Registrant.

Brandon Robinson was the co-founder and Chief Executive Officer of Horizon Aircraft, Inc., Mr. Robinson holds a Mechanical Engineering degree from the Royal Military College of Canada, is a CF-18 Fighter Pilot Top Gun graduate, has an MBA from Royal Roads University, and has led more than $400 million in complex engineering projects.

On May 28, 2021, the Registrant entered into an employment agreement with Brandon Robinson to act as President of the Registrant.  The employment agreement shall be for an indefinite period and may be terminated by Mr. Robinson or the Registrant at will.

The annual salary shall be as established by the Board of Directors and in force and effect as at the 28th day of May 2021, which is initially $275,000 and thereafter shall be such other amount as may be determined by the Board of Directors in its review of the annual salary in the fourth quarter of each fiscal year to be effective January 1 of the following year, or as otherwise adjusted during any given calendar year.

From time to time, the Board of Directors may decide to allocate funds based on performance of Mr. Robinson into a management bonus. The timing, amount and other factors involved in such a decision are solely at the discretion of the Board of Directors and the Compensation Committee Chair.

In addition, subject to the approval of the Board of Directors, Mr. Robinson will be granted common stock and/or options. The option will be granted under stock plan (as amended from time to time, the Plan) and related stock option documents. The option will have an exercise price per share equal to the fair market value of one share of common stock on the date of grant, as determined by the Board of Directors. As a condition of receipt of the option, Mr. Robinson will be required to sign standard form of stock option agreement (the Option Agreement) and the option will be subject to the terms and conditions of the plan, the option agreement and the employment agreement. The option will vest over a three-year period from the effective date subject to Mr. Robinson’s continued service.

Mr. Robinson shall also receive medical and dental benefits and any other benefits which may be made available to employees or other executives of the Registrant from time to time during the term of the employment agreement, including but not limited to life or disability insurance and pension benefits.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

To be provided by amendment, if required

(b) Pro forma financial information

To be provided by amendment, if required

(c) Exhibits

   10.10 Share Exchange Agreement by and between Registrant and Horizon Aircraft dated May 28, 2021

   10.11 Amending Agreement to the Share Exchange Agreement by and between Registrant and Horizon Aircraft dated May 28, 2021

   10.12 Lock-Up Agreement with Robinson Family Ventures

   10.13 Lock-Up Agreement with Remaining Shareholders

   10.14 Investor Rights Agreement

   10.15 Employment Agreement by and between the Registrant and Brandon Robinson dated May 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Astro Aerospace Ltd.

By:       /s/ Patricia Trompeter

Patricia Trompeter

Chief Executive Officer

Dated: June 3, 2021